EXHIBIT 10.12.3

THIRD AMENDMENT TO LICENSE AGREEMENT

          This Third Amendment to License Agreement (“Agreement”) dated effective as of February 18, 2004, as previously amended by the First and Second Amendments, dated February 19, 2002 and as of August 1, 2002, respectively (hereinafter, collectively referred to as “Agreement”), is made by and between Emerson Radio Corp. (“Licensor”) and Funai Corporation, Inc. (“Licensee”).

          WHEREAS, Licensor and Licensee are parties to the Agreement; and

          WHEREAS, the parties wish to continue their relationship pursuant to the Agreement after December 31, 2004, which date presently is the end of the Initial Term of the Agreement.

          NOW, THEREFORE, the parties agree to the following:

1.	Capitalized Terms and Exhibit C. All capitalized terms not defined herein shall have the same meaning as in the Agreement. All references to Exhibit C and Amended Exhibit C in the Agreement shall hereinafter refer to the Second Amended Exhibit C, a copy of which is annexed hereto.

2.	Amendment of Section 3(a) of the Agreement. Section 3(a) of the Agreement shall be amended to read as follows:

“(a)	Subject to the earlier expiration or termination of this Agreement as provided in Section 9 or otherwise, this Agreement shall be effective as of the Effective Date and expire as of the close of business on December 31, 2005 (the “Initial Term”), subject to renewal for successive three-year periods thereafter provided (i) Licensee has paid to Licensor all Royalties and Minimum Royalties (as hereinafter defined) payable for each Contract Year as set forth herein in Second Amended Exhibit C of this Agreement, (ii) Licensee has satisfied and/or complied with all of its obligations hereunder, and (iii) the parties mutually agree in writing as to the minimum royalties and gross sales projections for any such renewal term. Each successive renewal period shall hereinafter be referred to as a “Renewal Term.” “Initial Term” and “Renewal Term” shall collectively be referred to as “Term”.”

3.	All Other Provisions of the Agreement. All other provisions of the Agreement not amended herein shall continue to have their full force and effect.

          IN WITNESS WHEREOF, this Third Amendment has been executed by the duly authorized representative of each party effective as of the date set forth above.

EMERSON RADIO CORP.	FUNAI CORPORATION, INC.

By: /s/ John J. Raab Name: John J. Raab Title: COO – SEVP	By: /s/ Takeshi Ito Name: Takeshi Ito Title: CEO, President